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                                                                 EXHIBIT - 10.70

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Ellman Burke Hoffman &Johnson
One Ecker, Suite 200
San Francisco, CA  94105
Phone: (415)777-2727
Attention:  Jodi B. Fedor
________________________________________________________________________________
                        (Space above for Recorder's Use)

                         RIGHT OF FIRST OFFER AGREEMENT

         THIS RIGHT OF FIRST OFFER AGREEMENT (hereinafter "AGREEMENT") is made as of the 18th day of November, 2003, by and between EOP-SKYPORT I, L.L.C., a Delaware limited liability company (together with its successors and assigns, "EOP"), and BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a Delaware limited liability company (together with its successors and assigns, "BROCADE"), with reference to the following:

                                    RECITALS

         A. EOP and Brocade are parties to that certain Real Estate Sale and Lease Termination Agreement dated as of the date hereof (the "PURCHASE AGREEMENT").

         B. Pursuant to the Purchase Agreement, concurrently herewith, EOP is selling to Brocade, and Brocade is purchasing from EOP, certain real property located in the City of San Jose, County of Santa Clara, State of California, more fully described on EXHIBIT C attached hereto (together with any and all rights, privileges and easements appurtenant benefiting such real property, and together with any improvements thereon, the "PARCEL").

         C. EOP has agreed to sell the Parcel to Brocade on the condition that Brocade comply with the covenants, conditions, restrictions and limitations more particularly set forth in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, EOP and Brocade agree as follows:

                                    ARTICLE I
                                Acknowledgements

         Brocade acknowledges that EOP is engaged in the development of a master project, of which the Parcel is a part and that EOP owns property adjacent to the Parcel.

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                                   ARTICLE II
                              Right of First Offer

         Section 2.1 Grant of Right. Brocade hereby grants to EOP a right of first offer (the "Right of First Offer"), which shall be exercisable by EOP in the manner and on the terms and conditions set forth in this Article II. Brocade shall not undertake a "Transfer" without first allowing EOP the opportunity to exercise its Right of First Offer in accordance with and on the terms and conditions of this Article II (unless such Transfer is an "Excluded Transfer", in which event EOP shall not have the opportunity to exercise its Right of First Offer as to such Transfer). As used in this instrument, the term "Transfer" shall be defined to mean any transfer, sale, or other conveyance, whether by agreement for sale or in any other manner of the Parcel or any portion thereof or interest therein including but not limited to (i) any lease, and (ii) any transfer, sale or conveyance of any direct or indirect membership interest in Brocade; and "Excluded Transfer" shall be defined to mean (i) any Transfer of an interest in the Parcel to a Related Party (hereafter defined), (ii) any Transfer of a direct or indirect interest in Brocade resulting in no persons or entities other than any Brocade Related Entities or shareholders of Brocade Communications Systems, Inc. having a direct or indirect ownership interest in Brocade, (iii) any deed of trusts, mortgage, assignment or other transfer merely as security for the performance of any obligation, and any foreclosure or deed-in-lieu of foreclosure pursuant to any such instrument; (iv) any merger, consolidation or similar transaction relating to Brocade Communications Systems, Inc., and any transfer of ownership interests in Brocade Communications Systems, Inc.; or (v) a lease which is not a lease of the entire Parcel for a period of fifteen years or more.

         Section 2.2 Term. The Right of First Offer shall survive any Excluded Transfer, and shall continue to apply until the earlier of (a) such time, if at all, as EOP acquires the entire Parcel; (b) EOP's failure, after executing and returning a Transfer Offer (hereafter defined) to Brocade, to timely close an acquisition pursuant to Section 2.3 below for any reason other than a default by Brocade or Brocade's failure to deliver title in the condition required by the Transfer Offer; (c) Brocade's Transfer (other than an Excluded Transfer) of its entire interest in the Parcel in full compliance with this Agreement (d) a Transfer of the Parcel by foreclosure or deed-in-lieu of foreclosure pursuant to a security instrument described in Section 2.4.4 below or (e) such time, if at all, as (i) EOP-Skyport I, L.L.C. and/or its Related Entities no longer owns any of the property described on Exhibit D, and (ii) EOP has not theretofore assigned its interest in this Agreement to a Permitted Assignee. For purposes hereof, the term "Related Entity" means (a) any person or entity directly or indirectly controlling, controlled by or under common control with Brocade or EOP, as applicable; (b) any director, officer, partner, member or trustee of Brocade or EOP, as applicable, or a Related Entity; or (c) any person or entity directly, indirectly, or beneficially owning or controlling, directly or indirectly, 25% or more of any class of voting securities of, or otherwise having a 25% or more beneficial ownership interest in Brocade or EOP, as applicable. As used herein, the terms "control", "controlled" or "controlling" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Brocade or EOP, as applicable, or a Related Entity, whether through the ownership of voting securities or equity interests, by contract or otherwise. Brocade shall give EOP at least 10 days prior written notice of Excluded Transfer (other than a lease of less than the entire Parcel; a merger, consolidation or similar transaction with respect to, or a transfer of ownership interests in, Brocade Communications Systems, Inc.; or a deed of

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trust, mortgage, assignment or other transfer merely as security for the performance of any obligation or a foreclosure or deed-in-lieu under any such instrument), which notice shall be accompanied by such documentation and information as may be reasonably necessary for EOP to confirm that the Transfer is an Excluded Transfer. "Permitted Assignee is defined in Section 3.2 below.

         Section 2.3       Exercise.

                  2.3.1 Brocade shall not Transfer the Parcel or any portion thereof except pursuant to an Excluded Transfer unless Brocade first delivers to EOP a written offer (a "Transfer Offer") for the sale of the Parcel or an interest therein (the interest described in the Transfer Offer, the "Offered Interest") and the terms upon which Brocade is willing to sell the Offered Interest to EOP. The Transfer Offer shall (i) identify the cash purchase price or, if a lease of the entire Parcel, the rental terms (the "Offer Price") Brocade is willing to accept for the Offered Interest; (ii) be nonassignable except to a Related Entity of EOP; (iii) provide for all cash consideration;
(iv) provide for acceptance by EOP no later than ten (10) business days from the date the Transfer Offer was delivered to EOP; (v) may at Brocade's option require a deposit of no more than 5% of the Offer Price within five (5) business days after acceptance of the Transfer Offer by EOP (which funds shall on the request of EOP be placed in an escrow until the closing of the purchase); (vi) specify the terms and conditions of the sale that will vary from the Purchase Agreement as provided in Section 2.4.2 and (vii) specify whether Brocade or a Related Entity will continue to occupy the Parcel after such Transfer pursuant to a sale-leaseback or otherwise and the economic and material non-economic terms of such occupancy ("Lease Terms"). Brocade may deliver a Transfer Offer to EOP at any time, in Brocade's sole discretion.

                  2.3.2    EOP shall have the right, to be exercised within ten
(10) business days following receipt of a Transfer Offer, to elect to purchase
(i) the Offered Interest, or (ii) Brocade's entire interest in the Parcel (the "Entire Interest") (if the Offered Interest is not the Entire Interest) on the terms and conditions specified in the Transfer Offer (with an equitable adjustment of the Offer Price if the Offered Interest is not the Entire Interest and EOP elects to purchase the Entire Interest) by executing and returning the Transfer Offer to Brocade and indicating the interest to be acquired, which shall constitute EOP's acceptance thereof. Failure of EOP to timely execute and return to Brocade a Transfer Offer will be deemed a waiver of the right to acquire the Offered Interest, and Section 2.3.3 shall apply to the Transfer. In the event EOP timely executes and returns to Brocade the Transfer Offer accepting such offer, closing on the applicable transfer shall take place on the date specified in the Transfer Offer or, if none, on a date agreed to by Brocade and EOP, which date shall be within 60 days following acceptance of the applicable offer. Notwithstanding the foregoing, if the Offered Interest is an interest in the Parcel which is less than the Entire Interest, EOP may not elect to purchase the Entire Interest if it has approved of any subdivision of the Parcel pursuant to Section 5.13 of that certain Skyport Plaza (Adjusted Parcel
II) Declaration of Common Easements, Covenants, Conditions and Restrictions between EOP and Brocade and the Offered Interest consists of one of the resulting parcels.

                  2.3.3 In the event EOP fails timely to execute and return a Transfer Offer to Brocade, Brocade shall be entitled, for a period of 270 days following expiration of the ten (10) business day period after delivery of the Transfer Offer to EOP (as provided in paragraph 2.3.2

                                       3
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above), to market the Offered Interest. In the event Brocade, (i) within such
270 day period, enters into a contract to Transfer the Offered Interest to a third party in the manner of Transfer described in the Transfer Offer, for an amount (the "Sale Price") in excess of ninety-five percent (95%) of the Offer Price; on other economic terms and conditions that are not materially more favorable to the purchaser than were the terms of the Transfer Offer (provided, however, that customary adjustments at closing shall not constitute economic terms more favorable to such purchaser within the meaning of this paragraph) and upon such other non-economic terms as are acceptable to Brocade (provided, if the Transfer Officer contained Lease Terms, the total economic benefits to the landlord under the applicable lease, taking into account, among other things, the rent and term of such lease, must be substantially identical to those contained in the Transfer Offer), and (ii) shall close on such Transfer within 365 days following Brocade's delivery of the Transfer Offer to EOP, then Brocade shall be entitled to Transfer the Offered Interest in accordance with such contract. In the event the Sale Price does not consist entirely of cash payable in full at closing, non-cash consideration will be appropriately valued and appropriate discounts will be taken for the time-value of money, marketability of securities and other conditions, provided that Brocade may structure the transaction to take advantage of tax planning by providing for receipt of all or a portion of the purchase price in a tax year following the year of closing, and all cash to be received by Brocade within one year after close of escrow shall be deemed to be cash received at the close of escrow so longer as the same bears a rate of interest that is not less than the prime rate established by Bank of America from time to time.

                  2.3.4 Concurrently with the execution hereof, EOP shall execute and deliver a release in the form of Exhibit A (the "Release") which shall be held and delivered in accordance with the escrow agreement attached as Exhibit B. EOP shall not be required to direct the escrowee to deliver the Release to Brocade unless EOP is provided with reasonably satisfactory evidence that the term of this Agreement has expired as described in Section 2.2, provided that a fully executed closing statement from the escrow company handling the closing of a third party Transfer reflecting the consideration paid or to be paid for such sale shall be deemed satisfactory evidence of a Transfer described in Section 2.2 (c) for purposes of this sentence.

                  2.3.5 In the event a Transfer is not consummated within the time periods and on the other conditions as provided for in Section 2.3.3, then Brocade shall deliver a subsequent Transfer Offer to EOP prior to any subsequent Transfer, in accordance with the terms and conditions of this Article II.

         Section 2.4       Closing.

                  2.4.1 Time and Place. The closing of any Transfer by Brocade to EOP (the "Closing") shall be held in San Jose, California on the date set forth in Section 2.3.

                  2.4.2 Terms of Sale. The Transfer shall occur under terms substantially similar to those contained in the Purchase Agreement as modified by the Transfer Offer except (i) in the event of any inconsistency between such terms and any provisions hereof, the provisions hereof shall control (e.g. consideration), (ii) such terms shall be modified to the extent necessary due to changes in law enacted after the date hereof, provided the same does not materially or adversely affect either party, and (iii) such terms shall be modified to the extent necessary due to changes

                                       4
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in fact occurring after the date hereof, provided the same does not materially or adversely affect either party.

                  2.4.3 Debt. In connection with the Closing, in the event at the time of the Closing there exist any liens against the Parcel, Brocade shall at its sole cost and expense cause the liens to be released, except as otherwise set forth in a Transfer Offer.

                  2.4.4 Subordination. Without the necessity of any additional document being executed by EOP for the purpose of effecting a subordination, EOP's rights under this Agreement shall be subject and subordinate at all times to the lien of the most senior deed of trust or mortgage which may now exist or hereafter be executed in any amount. Notwithstanding the foregoing, Brocade shall have the right to subordinate or cause to be subordinated any such mortgage or deed of trust to EOP's rights pursuant to this Agreement. If any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, EOP's rights under this Agreement shall not be binding upon the successor-owner of the Parcel.

                                   ARTICLE III
                               General Provisions

         Section 3.1 Entire Agreement. All understandings and agreements heretofore had between EOP and Brocade with respect to the right of first offer desired herein are merged in this Agreement.

         Section 3.2 Assignment. EOP may not assign or otherwise transfer its rights under this Agreement except pursuant to an assignment of all of its rights hereunder to a successor in interest to EOP's ownership interests in the property described on Exhibit D, or in one of the entire office buildings located on such property (a "Permitted Assignee"), it being agreed that the rights hereunder shall benefit any such Permitted Assignee as if such Permitted Assignee were "EOP" hereunder, provided such assignment is in writing and recorded in the public records and provided further that only one party may have the rights of EOP hereunder at any given time.

         Section 3.3 Modifications. This Agreement shall not be modified or amended except in a written document signed by EOP and Brocade.

         Section 3.4 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the state in which the Parcel is located.

         Section 3.5 Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by facsimile transmission with confirmed receipt, or by overnight courier (such as Federal Express), addressed as follows below. All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 3.5.

                                       5
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                  If to EOP:

                  c/o Equity Office Properties Trust
                  Two North Riverside Plaza, Suite 2100
                  Chicago, Illinois  60606
                  Attention: Ross Satterwhite
                  Telephone: 312/466-3522
                  Facsimile: 312/559-5095

                  With a copy to:

                  c/o Equity Office Properties Trust
                  Two North Riverside Plaza, Suite 2100
                  Chicago, Illinois 60606
                  Attention: Jeff Arnold
                  Telephone: 312/466-3225
                  Facsimile: 312/559-5209
                  and

                  Neal, Gerber & Eisenberg, LLP
                  2 North LaSalle Street, Suite 2100
                  Chicago, Illinois  60602
                  Attention: Douglas J. Lubelchek, Esq.
                  Telephone: 312/269-5255
                  Facsimile: 312/269-1747

                  If to Brocade:

                  Real Estate & Facilities
                  Brocade Communications, Inc.
                  1745 Technology Service
                  San Jose, California 95110
                  Attention: Lease Administrator
                  Telephone: 408/333-8000
                  Facsimile: 408/333-8101

                  With a copy to:

                  Ellman, Burke, Hoffman & Johnson
                  One Ecker Building, Suite 200
                  San Francisco, California 94105
                  Attention: Jodi B. Fedor
                  Telephone: 415/777-2727
                  Facsimile: 415/496-7587

         Section 3.6 Trial by Jury. In any lawsuit or other proceeding initiated under or with respect to this Agreement, each party waives any right it may have to trial by jury.

         Section 3.7 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

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         Section  3.8      Construction. This Agreement shall not be construed
more strictly against EOP merely by virtue of the fact that the same has been prepared by EOP or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

         Section 3.9 Attorneys' Fees. In the event of litigation between the parties with respect to this Agreement or the transaction contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its reasonable attorneys' and paralegal fees, witness fees, court reporters' fees and other costs of suit.

         Section 3.10 Estoppel Certificate. Brocade may require that EOP confirm by estoppel certificate or like document that EOP's rights under this Agreement have terminated or expired or do not apply to a specific transaction which Brocade is considering or specify the reasons why EOP believes that EOP's rights hereunder apply to said transaction. EOP may require that Brocade confirm by estoppel certificate or like document that EOP's rights under this Agreement have not terminated, and/or, will continue in connection with a transaction involving a Permitted Assignee.

         Section 3.11 Brokers. Neither party has had any contact or dealings regarding the subject matter of this Agreement through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of any sale resulting from this Agreement. If any broker or finder perfects a claim for a commission or finder's fee based upon any such contract, dealings or communication, the party through whom the broker or finder makes his claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same.

         Section 3.12 Confidentiality. EOP acknowledges that if EOP were to disclose the Transfer Offer(s), such disclosure could interfere with Brocade's ability to sell the Parcel. Accordingly, EOP agrees to use its best efforts to keep the terms and conditions of any Transfer Offer made to EOP pursuant to this Agreement and related discussions absolutely confidential and such obligation of EOP shall extend to its partners, officers, directors, shareholders, employees, agents, consultants and representatives. Notwithstanding anything herein to the contrary, the confidentiality obligations under this Section shall not apply to disclosures required due to disclosure requirements applicable to Equity Office Properties Trust (the "Trust") and its affiliates, which are indirect owners of EOP, due to the Trust's status as a publicly-held company listed on the New York Stock Exchange or any other securities exchange (an "Exchange") (including, but not limited to, disclosure required by the rules of, or any listing agreement with, an Exchange) and to Brocade due to Brocade's member's status as a publicly-held company listed on the Nasdaq National Market or another Exchange (including, but not limited to, disclosure required by the rules of, or any listing agreement with, Nasdaq or another Exchange).

         Section 3.13 Time of the Essence. Time is of the essence of this Agreement and of all terms and conditions hereof.

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         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

               EOP:

               EOP-SKYPORT I, L.L.C., a Delaware limited liability company

               By:  EOP OPERATING LIMITED PARTNERSHIP, a Delaware
                    limited partnership, its sole member

                        By:  EQUITY OFFICE PROPERTIES TRUST, a
                             Maryland real estate investment trust, its general partner

                             By:    /s/ Jeffrey S. Arnold
                                   ---------------------------------------------
                             Name:  Jeffrey S. Arnold
                             Title: Vice President - Legal
               BROCADE:

               BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a
               Delaware limited liability company

               By: Brocade Communications Systems, Inc., a Delaware corporation
                   Its Sole Member

               By:    /s/ Antonio Canova
                      ----------------------------------------------------------
               Name:  Antonio Canova
               Title: CFO

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                                    EXHIBIT A

                                     RELEASE

 Preparer Information: Douglas J. Lubelchek, Neal, Geber & Eisenberg, LLP, Two
                   North LaSalle Street, Suite 2100, Chicago,
                      Illinois 60602 Phone: (312) 269-5255
________________________________________________________________________________
                                                           SPACE ABOVE THIS LINE
                                                                    FOR RECORDER

                                     RELEASE

         The undersigned, does hereby acknowledge that a certain Right of First Offer dated ______, 2003 and recorded in the records of the office of the Recorder of the County of Santa Clara, State of California, Book ____, page ____ on the ____ day of November, 2003 is released in full.

         Dated this ____ day of ____________, 20___.

               EOP-SKYPORT I, L.L.C., a Delaware limited liability company

               By:  EOP OPERATING LIMITED PARTNERSHIP, a Delaware
                    limited partnership, its sole member

                         By: EQUITY OFFICE PROPERTIES TRUST, a
                             Maryland real estate investment trust, its general partner

                             By:________________________________________________

                             Name:______________________________________________

                             Title:_____________________________________________

         STATE OF ________________, ______________ COUNTY, Section:

         The foregoing instrument was acknowledged before me this _____ day of _____, 2003 by ________________ as _______________ of Equity Office Properties
Trust, a Maryland real estate investment trust, general partner of EOP Operating Limited Partnership, a Delaware limited partnership, sole member of EOP-Skyport I, L.L.C, a Delaware limited liability company.

         Witness my hand and official seal.

         My commission expires:_________________________________________________

                                          ______________________________________
                                          Notary Public

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                                    EXHIBIT B

                                     ESCROW

                                ESCROW AGREEMENT
                  [1600 Technology Drive, San Jose, California]

ESCROW INSTRUCTIONS
[1600 TECHNOLOGY DRIVE, SAN JOSE, CALIFORNIA]
CHICAGO TITLE AND TRUST COMPANY

                                                 Refer To:
                                                 Phone No.:
                                                 Fax No.:
ESCROW INSTRUCTIONS
ESCROW TRUST NO.:___________________             DATE:__________________
To:               Chicago Title and Trust Company, Escrow Trustee

         1. A fully executed Release of Right of First Offer is hereby deposited by EOP-Skyport I, L.L.C.

Delivery of Deposits:

The above-referenced escrow trust deposit ("DEPOSIT") is deposited with the escrow trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives of assigns.

In no case shall the above-mentioned deposits be surrendered except as described above or in obedience to the court order described below.

Escrow trust fee will be zero.

Compliance With Court Order:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

Execution:
These escrow trust instructions are governed by and are to be construed under the laws of the State of California. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

SELLER: EOP-Skyport I, L.L.C., a Delaware limited liability company

                  By: EOP Operating Limited Partnership, a Delaware
                      limited partnership, its sole member

                      By: Equity Office Properties Trust, a Maryland real
                          estate investment trust, its general partner

                          By:___________________________________________________

                          Name:_________________________________________________

                          Title:________________________________________________

          PURCHASER:                 BROCADE:

          BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a
          Delaware limited liability company

          By: Brocade Communications Systems, Inc.,
              a Delaware corporation
              Its Sole Member

              By:_______________________________________________________

              Name:_____________________________________________________

              Title:____________________________________________________

                   Accepted:  Chicago Title and Trust Company, as Escrow Trustee

                                    EXHIBIT C

                          LEGAL DESCRIPTION OF PROPERTY

                                 BROCADE PARCEL

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel B, as shown on the Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on Nov 18, 03, in Book 766 of Maps, page(s) 14-18.

                                    EXHIBIT D

                     LEGAL DESCRIPTION OF REMAINDER PROPERTY

                                   EOP PARCEL

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel A, as shown on the Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on Nov 18, 2003, in Book 766 of Maps, page(s) 14-18.